UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                  ------------


                                   FORM 8-K/A



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: January 22, 1998
                        (Date of earliest event reported)


                          INCYTE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                  0-27488                   94-3136539
(State or other jurisdiction      (Commission                (IRS Employer
       of incorporation)          File Number)             Identification No.)


                                3174 Porter Drive
                          Palo Alto, California, 94304
                    (Address of principal executive offices)


                                 (650) 855-0555
              (Registrant's telephone number, including area code)

Item 2.           Acquisition or Disposition of Assets.
                  ------------------------------------

     On January 22, 1998, Bond Acquisition Corporation ("Merger
Subsidiary"), a Delaware corporation and a wholly owned subsidiary of the Registrant, Incyte Pharmaceuticals, Inc. ("Incyte"), was merged with and into Synteni, Inc. ("Synteni"), a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated as of December 23, 1997, among Incyte, Merger Subsidiary, and Synteni (the "Agreement"). The merger of Merger Subsidiary with and into Synteni (the "Merger") became effective at the time of filing of a certificate of merger with the Delaware Secretary of State on January 22, 1998 (the "Effective Time"). At the Effective Time, (i) Merger Subsidiary ceased to exist,
(ii) Synteni, as the surviving corporation in the Merger, became a wholly owned subsidiary of Incyte, and (iii) each share of Synteni capital stock (a "Synteni Share") outstanding immediately prior to the Effective Time was converted into the right to receive 0.1246 of a share of Common Stock, $.001 par value, of Incyte ("Incyte Common Stock").

     In addition, pursuant to the Agreement, each option to purchase Synteni Shares granted under Synteni's 1996 Equity Incentive Plan (the "Synteni Plan") outstanding immediately prior to the Effective Time was converted into an option to purchase Incyte Common Stock and Incyte assumed each such outstanding Synteni stock option in accordance with the terms of the Synteni Plan and the stock option agreement by which it is evidenced. By virtue of the assumption by Incyte of such Synteni stock options, from and after the Effective Time: (i) each Synteni stock option assumed by Incyte may be exercised solely for Incyte Common Stock; (ii) the number of shares of Incyte Common Stock subject to each such Synteni stock option is equal to the number of Synteni Shares subject to such Synteni stock option immediately prior to the Effective Time multiplied by
0.1246 (the exchange ratio in the Merger), rounded down to the nearest whole number of shares of Incyte Common Stock; and (iii) the per share exercise price for each such Synteni stock option is equal to the quotient obtained by dividing the exercise price per share of such stock option immediately prior to the Effective Time by 0.1246, rounded up to the nearest whole cent. Pursuant to the Merger Agreement, 10% of the shares of Incyte Common Stock to be issued to former Synteni stockholders in the Merger has been placed in escrow as security for any losses Incyte incurs or reasonably anticipates incurring by reason of breaches by Synteni of covenants, representations or warranties contained in the Merger Agreement.

     The former stockholders of Synteni are receiving approximately 2.3 million shares of Incyte Common Stock in the Merger (which amount includes shares that continue to be subject to repurchase in the event of certain events, such as termination of the holder's employment with Synteni). In addition, approximately 0.3 million shares of Incyte Common Stock may be issued in connection with the exercise of Synteni stock options assumed by Incyte pursuant to the Merger.

     The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

     Incyte has entered into a registration rights agreement, dated as of December 23, 1997, with the former stockholders of Synteni (the "Registration Rights Agreement") pursuant to which Incyte has agreed to use its reasonable efforts to file, and cause to become effective on or before July 21, 1998, a registration statement with the Securities and Exchange Commission covering the resale of up to 45% of the shares of Incyte Common Stock issued to former stockholders of Synteni pursuant to the Merger.

     Synteni has developed and commercialized technology for generating microarrays and related software. Synteni provides gene expression-based microarray services non-exclusively to the pharmaceutical biotechnology industry.

     The foregoing descriptions of the Merger Agreement and Registration Rights Agreement are qualified in their entirety to the full text of such Agreements, copies of which are Incorporated by reference from the information under the caption "Exhibit 2.1" and "Exhibit 4.1" of the Form 8-K filed on February 6, 1998, respectively.

Item 7.   Financial Statements.
          --------------------

         (a)      Financial Statements of Business Acquired.

                  The following audited financial statements of Synteni, together with the report thereon manually signed by Ernst & Young LLP, appear as Exhibit 99.1 to this report and are incorporated by reference:

                  Report of Ernst & Young LLP, Independent Auditors

                  Balance Sheets as of September 30, 1997 and 1996

                  Statements of Operations for the Years Ended September 30, 1997 and 1996

                  Statements of Stockholders' Equity for the Years Ended September 30, 1997 and 1996

                  Statements of Cash Flows for the Years Ended September 30, 1997 and 1996

                  Notes to the Financial Statements

         (b)      Unaudited Pro Forma Financial Information.

                  The following unaudited pro forma combined condensed financial statements appear as Exhibit 99.2 to this report and are incorporated herein by reference:

                  Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1997

                  Notes to Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1997

                  Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 1997

                  Notes to the Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 1997

                                  Synteni, Inc.

                              Financial Statements

                     Years ended September 30, 1997 and 1996



                                    Contents

Report of Ernst & Young LLP, Independent Auditors.......................1

Audited Financial Statements

Balance Sheets..........................................................2
Statements of Operations................................................3
Statement of Stockholders' Equity (Net Capital Deficiency)..............4
Statements of Cash Flows................................................5
Notes to Financial Statements...........................................6

                Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Stockholders
Synteni, Inc.

We have audited the accompanying balance sheets of Synteni, Inc. at September 30, 1997 and 1996 and the related statements of operations, stockholders' equity (net capital deficiency), and cash flows for the years ended September 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synteni, Inc. at September 30, 1997 and 1996 and the results of its operations and its cash flows for the years ended September 30, 1997 and 1996, in conformity with generally accepted accounting principles.


                                               /s/  Ernst & Young LLP


Palo Alto, California
October 24, 1997

                                  Synteni, Inc.

                                 Balance Sheets





                                                                                  September 30,
                                                                               1997             1996
                                                                          ------------------------------


Assets
Current assets:
   Cash and cash equivalents                                             $   4,429,442    $    1,988,250
   Other current assets                                                        316,480            25,583
                                                                         -------------------------------
Total current assets                                                         4,745,922         2,013,833

Property and equipment, net                                                  1,127,314           259,322

Other assets                                                                   126,378            23,958
                                                                         -------------------------------
                                                                         $   5,999,614    $    2,297,113
                                                                         ===============================

Liabilities and stockholders' equity (net capital deficiency)
   Current liabilities:
   Accounts payable                                                      $     287,849    $      109,982
   Deferred revenue                                                          4,725,088         2,532,937
   Other current liabilities                                                   338,984            67,130
   Current portion of long-term debt                                           217,423                --
                                                                         -------------------------------
Total current liabilities                                                    5,569,344         2,710,049

Long-term debt, less current portion                                           747,678                --

Commitments

Stockholders' equity (net capital deficiency)
   Preferred stock, $0.001 par value; 14,000,000 shares authorized,
     3,711,347 shares issued and outstanding at September 30, 1997,
     at amount paid in, liquidation preference of $3,600,007                 3,559,250                --
   Common stock, $0.001 par value; 34,500,000 shares authorized,
     12,363,819 and 12,000,000 shares issued and outstanding at
     September 30, 1997 and 1996, respectively, at amounts paid in             138,882           102,500
   Accumulated deficit                                                      (4,015,540)        (515,436)
                                                                         -------------------------------
Total stockholders' equity (net capital deficiency)                         (317,408)          (412,936)
                                                                         -------------------------------
                                                                         $   5,999,614    $    2,297,113
                                                                         ===============================






                             See accompanying notes.

                                  Synteni, Inc.

                            Statements of Operations





                                             Years ended September 30,
                                                1997            1996
                                          -------------------------------

Revenues                                  $   1,644,838    $      109,803

Operating expenses:
   Research and development                   3,525,190           472,983
   General and administrative                 1,794,211           165,118
                                          -------------------------------
Total operating expenses                      5,319,401           638,101
                                          -------------------------------

Loss from operations                         (3,674,563)         (528,298)

Interest income, net                            174,459            13,065
                                          -------------------------------
Net loss                                  $  (3,500,104)   $     (515,233)
                                          ================================



                             See accompanying notes.

                                  Synteni, Inc.

           Statement of Stockholders' Equity (Net Capital Deficiency)

                     Years ended September 30, 1997 and 1996




                                                                                                        Total
                                                                                                    Stockholders'
                                                                           Common Stock              Equity (Net
                               Preferred Stock          Common Stock           to be     Accumulated   Capital
                          -----------------------------------------------
                            Shares       Amount       Shares      Amount      Issued       Deficit    Deficiency)
                          ----------------------------------------------------------------------------------------


Balances at
   September 30, 1995           --      $    --        10,000,000  $   2,500    $ 100,000   $   (203)     $ 102,297
Issuance of common
   shares previously
   subscribed                   --           --         2,000,000    100,000     (100,000          --            --
Net loss                        --           --                --         --           --    (515,233)    (515,233)
                          -----------------------------------------------------------------------------------------
Balances at
   September 30, 1996           --           --         12,000,000   102,500           --    (515,436)    (412,936)
Issuance of Series A
   preferred stock at $0.97
   per share to investors in
   January and May 1997
   for cash, net of offering
   costs of $40,757       3,711,347    3,559,250               --         --           --          --     3,559,250
Issuance of common
   stock at $0.10 per share
   in May 1997 for cash
   under the 1996 Equity
   Incentive Plan                --          --           363,819      36,382          --           --        36,382
Net loss                         --          --                --          --          --   (3,500,104)  (3,500,104)
                          ------------------------------------------------------------------------------------------
Balances at
   September 30, 1997    3,711,347   $3,559,250        12,363,819    $138,882     $    --   $4,015,540)   $(317,408)
                         ===========================================================================================




                             See accompanying notes.

                                       4

                                  Synteni, Inc.

                            Statements of Cash Flows





                                                                            Years ended September 30,
                                                                               1997            1996
                                                                          -------------------------------


Cash flows from operating activities
Net loss                                                                 $  (3,500,104)   $     (515,233)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
   Depreciation and amortization                                               221,093            68,345
   Changes in operating assets and liabilities:
     Other current assets                                                     (290,897)          (23,583)
     Other assets                                                             (102,420)          (15,858)
     Accounts payable                                                          177,867           103,576
     Deferred revenue                                                        2,192,151         2,532,937
     Other current liabilities                                                 271,854            66,130
                                                                          -------------------------------
Net cash (used in) provided by operating activities                         (1,030,456)        2,216,314
                                                                          -------------------------------
Cash flows from investing activities
Additions to property and equipment                                         (1,089,085)         (265,428)
                                                                          -------------------------------
Net cash used in investing activities                                       (1,089,085)         (265,428)
                                                                          -------------------------------
Cash flows from financing activities
Proceeds from issuance of common stock                                          36,382                --
Proceeds from issuance of preferred stock                                    3,559,250                --
Proceeds from long-term debt                                                 1,000,000                --
Payments on long-term debt                                                     (34,899)               --
                                                                          -------------------------------
Net cash provided by financing activities                                    4,560,733                --
                                                                           ------------------------------

Net increase in cash                                                         2,441,192         1,950,886
Cash and cash equivalents at the beginning of the year                       1,988,250            37,364
                                                                          -------------------------------
Cash and cash equivalents at the end of the year                          $  4,429,442      $  1,988,250
                                                                          ===============================






                             See accompanying notes.

                                  Synteni, Inc.

                          Notes to Financial Statements

                               September 30, 1997




1. Summary of Significant Accounting Policies

Organization and Business

Synteni, Inc., ("Synteni") or (the "Company") was incorporated in the State of California in October 1994 and reincorporated in the State of Delaware in January 1997. Since formation, the Company has focused on developing its Gene Expression Microarray ("GEM"(TM)) technology and establishing a customer base. The Company provides gene expression services to customers in the pharmaceutical and biotechnology industries.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company invests its excess cash primarily in deposits with banks and in highly liquid money-market funds.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of their useful life or the remaining life of the lease.

Revenue Recognition

Revenue generated from products is recognized when inventory is shipped to the customer and title passes. Revenue generated from services is recognized on completion of key stages in the performance of the service, in proportion to costs incurred. Payments received from customers in advance are deferred and recognized as income when earned. Costs relating to the services are expensed as incurred.

Stock-Based Compensation

The Company generally grants stock options and stock purchase rights to employees for a fixed number of shares with an exercise price equal to the fair value of the shares at the date of grant. In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for option grants to employees under its employee stock option plan and to adopt the pro forma disclosure alternative as described in SFAS 123 (see Note 4). Option grants to nonemployees are accounted for using the fair value method prescribed by SFAS 123.

Royalty Payments

Portions of the Company's technology have been licensed from a university. The Company is obligated to pay royalties based on net sales for a period ending on expiration of the related patents. The Company incurred $65,884 and $9,492 in royalty expenses during the years ended September 30, 1997 and 1996, respectively.

Research and Development

Research and development expenses consist of costs incurred for internally and externally sponsored research and development and for initial services provided to customers. These costs include direct and research-related overhead expenses.

2. Property and Equipment

Property and equipment consist of the following:


                                                        September 30,
                                                   1997               1996
                                              -------------------------------

Leasehold improvements                        $     276,156    $       23,550
Machinery and production equipment                  337,736           199,441
Computers, furniture and office equipment           820,785           122,601
                                              -------------------------------
                                                  1,434,677           345,592
Less accumulated depreciation                      (307,363)          (86,270)
                                              -------------------------------
                                              $   1,127,314    $      259,322
                                              ===============================

3. Long-Term Debt

On July 2, 1997, Synteni obtained $1,000,000 in debt financing secured by the Company's property and equipment. The loan is repayable in 48 equal monthly installments commencing on September 1, 1997 and carries an annual interest rate of 9%. In connection with the financing, the Company issued a warrant to purchase 20,618 shares of common stock, exercisable for a period of seven years from the date of issue. Using the Black-Scholes model to determine the fair value of the warrant, management has determined that such fair value is nominal.

4. Stockholders' Equity

On December 12, 1996, the directors and stockholders approved and executed a 10-for-1 split of the common stock. The effect of the stock split has been reflected in the accompanying financial statements on a retroactive basis.

Preferred Stock

Series A preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment in certain situations. Conversion is automatic upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, which results in a price per share of not less than $4.00 and gross offering proceeds of not less than $10,000,000, or upon approval of a majority of the holders of each series of preferred stock.

Each share of Series A preferred stock is entitled to voting rights equivalent to the number of shares of common stock into which it is convertible. In addition, for so long as at least 200,000 shares of Series A preferred stock is issued and outstanding (subject to adjustment for antidilution) a majority vote of the holders or such Series A preferred stock is required to effect certain transactions.

The Series A preferred shares are entitled to a liquidation preference of $0.97 per share, plus declared but unpaid dividends. After liquidation preference distributions to Series A preferred stockholders have been paid, the remaining assets of the Company available for distribution shall be distributed among the holders of Series A preferred stock and common stock pro rata, based on the number of shares of common stock held (or deemed to be held, on an as-converted basis for preferred shares) until the Series A preferred stockholders have received an amount per share of Series A preferred stock equal to three times the original issue price of such shares. Thereafter, remaining assets will be distributed ratably to the holders of common stock. Series A preferred stockholders are entitled to noncumulative dividends at rates of 8% of the original issue price per share per annum, if declared by the board of directors and in preference to common stock dividends. No dividends have been declared or paid by the Company.

Certain Series A preferred stockholders (the "Investors") have committed to purchase 2,061,856 shares of Series A preferred stock at $0.97 per share (the "Second Closing") following the employment by the Company of a Chief Executive Officer acceptable to the Investors. If a Chief Executive Officer is not retained in a timely manner, then the Second Closing shall take place at such earlier time as the Investors may determine.

The holders of Series A preferred stock have certain registration rights.

1996 Equity Incentive Plan

On December 18, 1996, the board of directors approved and adopted the 1996 Equity Incentive Plan (the "Plan"). Under the Plan, the Company may grant an aggregate of 3,500,000 incentive stock options, nonstatutory stock options, stock bonuses or rights to purchase restricted stock. Incentive stock options may be granted to employees and nonstatutory options and rights to purchase restricted stock may be granted to employees, directors or consultants at exercise prices of no less than 100% and 85%, respectively, of the fair value of the common stock on the grant date, as determined by the board of directors. If, at the time the Company grants an option, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price shall be at least 110% of the fair value of the common stock on the date of grant and shall be exercisable no more than five years after the date of grant, or in the case of a restricted stock purchase award, the purchase price shall be at least 100% of the fair value of such stock at the date of grant. Options may be granted with different vesting terms from time to time. Except as noted above, options expire no more than 10 years after the date of grant or earlier if employment is terminated.

Common stock options may include a provision whereby the holder may elect at any time while an employee, director or consultant to exercise the option as to any part or all of the shares subject to the option prior to the full vesting of the option. Any unvested shares so purchased are subject to repurchase by the Company at a price generally equal to the original purchase price of the stock. This right of repurchase will lapse at a minimum rate of 20% per year over five years from the date the option was granted, and is exercisable only within the 90-day period following the termination of employment or the relationship as a director or consultant, or such longer period as may be agreed to by the Company and the holder.

The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise prices of the Company's stock options are equal to the fair value of the Company's common stock as determined by the board of directors, no compensation expense is recognized.

The fair value option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Pro forma information regarding net earnings is required by SFAS 123 which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of the options was estimated at the date of grant using a minimum value option pricing model, with the following assumptions: risk-free interest rate of 6.15%; a weighted-average expected life of the option from grant date of four years; and a dividend yield of zero. The effect of applying the minimum value model to the stock option activity did not result in pro forma net loss that is materially different from historical amounts reported. Therefore, such pro forma information is not separately presented herein. Future pro forma net income or loss may be materially different from actual amounts reported.

Option activity under the 1996 Plan is as follows:

                                  Shares Available   Options
                                      For Grant    Outstanding         Price
                                  ---------------- -----------       ---------

Shares Authorized                    3,500,000            --         $      --
 Options granted                    (2,270,500)    2,270,500         $    0.10
 Restricted stock awarded             (200,000)          --          $    0.10
 Options exercised                          --      (163,819)        $    0.10
 Options expired or canceled            31,000       (31,000)        $    0.10
                                  --------------------------------------------
Balance at September 30, 1997        1,060,500     2,075,681         $    0.10

At September 30, 1997, options to purchase 292,221 shares were vested and exercisable with a weighted-average remaining contractual life of nine years and a weighted-average exercise price of $0.10. The weighted-average fair value of options granted under the 1996 Plan in fiscal 1997 was $0.02 per share. At September 30, 1997, 330,000 shares issued under the Plan were subject to repurchase.

At September 30, 1997, a total of 7,211,347 shares of common stock have been reserved for issuance upon the conversion of the Series A preferred stock and the exercise of stock options and restricted stock purchase rights.

5. Income Taxes

As of September 30, 1997, the Company had federal net operating loss carryforwards of approximately $3,800,000. The net operating loss carryforwards will expire beginning on 2111 through 2112, if not utilized.

Utilization of the net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses and credits before utilization.

As of September 30, 1997, the Company had deferred tax assets of approximately $1,600,000. The net deferred tax asset has been fully offset by a valuation allowance. Deferred tax assets relate primarily to net operating loss carryforwards.

6. Retirement Plan

The Company has a defined contribution 401(k) plan which was established in fiscal 1997. The plan is for the benefit of generally all employees and permits voluntary employee contributions. The Company matches 25% of the first 4% of each participant's annual compensation contributed to the Plan.

7. Leases

The Company leases office space and equipment under noncancelable operating leases through 2004. The future minimum payments for all leases, by year are as follows:

Year ending September 30,
1998                                           $     592,779
1999                                                 609,827
2000                                                 626,874
2001                                                 643,922
2002                                                 659,674
Thereafter                                         1,066,904
                                               ----------------------
Total minimum lease payments                      $4,199,980
                                               ======================

Rent expense for the years ended September 30, 1997 and 1996 was approximately $279,360 and $30,121, respectively.

8. Related Party Transactions

During the years ended September 30, 1997 and 1996, the Company purchased consulting services totaling $179,000 and $28,161, respectively, from a company owned by a director and stockholder of the Company. In addition, the Company purchased consulting services in the same years totaling $102,000 and $18,865, respectively, from two companies in which the same director and stockholder held an ownership interest of 50% or less.

Unaudited Pro Forma Financial Information

     The following Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1997, and the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1997, give effect to Incyte Pharmaceutical Inc.'s, (Incyte) merger with Synteni, Inc. (Synteni) accounted for under the pooling-of-interests method of accounting.

     The Unaudited Pro Forma Combined Condensed Financial Statements are based on the historical financial statements of Incyte and Synteni and give effect to the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Balance Sheet and Statement of Operations.

     The Unaudited Pro Forma Combined Condensed Balance Sheet assumes that the merger was consummated on December 31, 1997, and the Unaudited Pro Forma Combined Condensed Statement of Operations assumes the merger was consummated on January 1, 1997. Incyte reports its financial information on the basis of a December 31 fiscal year. Synteni reports its financial information on the basis of a September 30 fiscal year. The Unaudited Pro Forma Combined Condensed Statement of Operations does not reflect the results of operations of Synteni from October 1, 1997 to December 31, 1997.

     The pro forma adjustments are based on the agreements between Incyte and Synteni, which provide for Synteni Stockholders to receive 2,340,237 shares of newly issued Incyte Common Stock.

     The Unaudited Pro Forma Combined Condensed Statement of Operations excludes any potential benefits that might result from the merger due to synergies that may be derived and from the elimination of any duplicate efforts or any non-recurring costs of the integration of the two operations. The Unaudited Pro Forma Combined Condensed Financial Statements do not purport to be indicative of the results that actually would have occurred if the merger occurred on the dates indicated or indicative of results which may be obtained in the future. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical financial statements and accompanying Notes for Incyte and Synteni.

               UNAUDITED PROFORMA COMBINED CONDENSED BALANCE SHEET
                                December 31, 1997
                                 (in thousands)



                                              Merger                                 Eliminating      Pro Forma
                                    Incyte    Entries           Synteni      Total     Entries        Combined
                                   --------   --------          --------    --------  ----------       ----------



ASSETS
Current assets:
   Cash and cash equivalents        $51,169        --           $  4,429     $55,598   $      --          55,598
   Restricted cash                    6,000        --                 --       6,000          --           6,000
   Marketable securities -
     available- for-sale             57,497        --                 --      57,497          --          57,497
   Accounts receivable               19,851        --                132      19,983          --          19,983
   Prepaid expenses and other
     current assets                   3,651        --                185       3,836          --           3,836
                                 ----------  --------           --------    --------    --------        --------
       Total current assets         138,168        --              4,746     142,914          --         142,914

Property and equipment, net          36,943        --              1,127      38,070          --          38,070
Long-term investments                14,800     3,698(1)            --        18,498      (3,698)(2)      14,800
Deposits and other assets             3,179        --                126       3,305          --           3,305
                                 ----------  --------          ---------    --------   ---------       ---------
       Total assets              $  193,090  $  3,698          $   5,999    $202,787   $  (3,698)      $ 199,089
                                 ==========  ========          =========    ========   =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable              $    5,503  $     --          $     288     $  5,791   $      --       $   5,791
   Accrued and other liabilities     14,052        --                556       14,608          --          14,608
   Deferred revenue                  27,090        --              4,725       31,815          --          31,815
                                 ----------  --------          ---------     --------   ---------       ---------
       Total current liabilities     46,645        --              5,569       52,214          --          52,214

Non-current portion of accrued
   rent and other non-current
   liabilities                          426        --                747        1,173          --           1,173
                                  ---------  --------          ---------     --------    --------       ---------
       Total liabilities             47,071        --              6,316       53,387          --          53,387
                                  ---------  --------          ---------     --------    ---------      ---------

Stockholders' equity:
   Preferred stock                       --        --             3,559       3,559      (3,559)(2)           --
   Common stock                          24         2 (1)           139         165        (139)(2)           26
   Additional paid-in capital       172,053     3,696 (1)            --     175,749          --          175,749
   Unrealized gains on
     marketable securities
     and other                           56        --                --          56          --               56
   Accumulated deficit              (26,114)       --            (4,015)    (30,129)         --          (30,129)
                                   --------   -------          ---------    --------    --------         --------
       Total stockholders' equity $ 146,019   $ 3,698          $   (317)   $149,400    $ (3,698)        $145,702
                                   --------   -------          ---------    --------    --------         --------
      Total liabilities and
         stockholders' equity     $ 193,090   $ 3,698          $  5,999    $202,787    $ (3,698)        $199,089
                                  =========   =======          ========    ========    ========         ========

                             See accompanying notes.

                                       2

                        NOTES TO THE UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET

     The Unaudited Pro Forma Combined Condensed Balance Sheet was prepared to reflect the merger of Incyte and Synteni accounted for under the pooling-of-interests method of accounting on December 31, 1997.

     The following is a summary of adjustments and eliminations reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet:

     1) Entry represents the issuance of 2,340,237 shares of Incyte Common stock in exchange for all of the shares of Synteni, and related investment in Synteni.

     (2) Entry represents the consolidating entry to eliminate Incyte's investment in Synteni and the outstanding shares of Synteni.

          UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1997
                    (in thousands, except per share amounts)

                                                                                                   Pro Forma
                                                                 Incyte           Synteni          Combined
                                                              -----------       -----------      ------------

Revenues                                                      $    88,351       $    1,645       $    89,996

Costs and expenses:
     Research and development                                      68,927            3,525            72,452
     Selling, general and administrative                           12,134            1,794            13,928
                                                              -----------       ----------        ----------
Total costs and expenses                                           81,061            5,319            86,380

Income (loss) from operations                                       7,290           (3,674)            3,616

Interest and other income, net                                      3,666              174             3,840
                                                              -----------       ----------         ---------
Income (loss) before income taxes                                  10,956           (3,500)            7,456

Provision for income taxes                                            548               --               548
                                                              -----------       ----------       -----------
Net income (loss)                                             $    10,408       $   (3,500)      $     6,908
                                                              ===========       ==========       ===========



Basic net income per share                                    $      0.47                         $     0.28
                                                              ===========                         ==========
Shares used in computing basic net income per share                22,215                             24,300
                                                              ===========                         ==========


Diluted net income per share                                  $      0.43                        $      0.26
                                                              ===========                        ===========
Shares used in computing diluted net income per share              24,158                             26,498
                                                              ===========                        ===========


                             See accompanying notes


                                       4

                             NOTES TO THE PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS

     The Unaudited Pro Forma Combined Condensed Statement of Operations was prepared to reflect the merger accounted for under the pooling-of-interests method of accounting as if it occurred on January 1, 1997. Incyte reports its financial information on the basis of a December 31 fiscal year. Synteni reports its financial information on the basis of a September 30 fiscal year. The Unaudited Pro Forma Combined Condensed Statement of Operations reflects the results of operations of Synteni from October 1, 1996 to September 30, 1997, Synteni's latest fiscal year, and does not reflect the results of operations of Synteni from October 1, 1997 to December 31, 1997.

     No adjustments have been made to reflect restructuring charges, which are not expected to be material, or merger costs, which are expected to range between $1,000,000 and $2,000,000. No tax benefit has been recognized for the Synteni net operating loss, as the related deferred tax asset has been fully offset by a valuation allowance.

     The Unaudited Pro Forma Combined basic and diluted net income per share was computed assuming the 2,340,237 shares of Incyte Common Stock issued in exchange for all of the outstanding shares of Synteni were outstanding as of January 1, 1997.

     SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated:  March 30, 1998.


                            INCYTE PHARMACEUTICALS, INC.



                            By     /s/ Denise M. Gilbert
                                   ------------------------------

                            Name   Denise M. Gilbert
                                   ------------------------------

                            Title    Executive Vice President and
                                     ----------------------------
                                     Chief Financial Officer
                                     ----------------------------